Exhibit 32.1
CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C 1350)
In connection with the Quarterly Report on Form 10-Q of Carter Validus Mission Critical REIT II, Inc., or the Company, for the period ended September 30, 2019, as filed with the Securities and Exchange Commission on the date hereof, or the Report, Michael A. Seton, as Chief Executive Officer of the Company hereby certifies, to the best of his knowledge, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:
(i) The accompanying Report of the Company fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and
(ii) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 13, 2019
	By:	/s/ MICHAEL A. SETON
	Name:	Michael A. Seton
	Title:	Chief Executive Officer and President
(Principal Executive Officer)
The foregoing certification is being furnished with the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2019 pursuant to 18 U.S.C. Section 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and it is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general information language in such filing, except to the extent that the Company specifically incorporates by reference.
A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.